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                                                                      EXHIBIT 99

                        AMERICAN BUSINESS PRODUCTS, INC.
[ABP LOGO]                   POST OFFICE BOX 105684       ATLANTA, GEORGIA 30348
                                 (770) 953-8300               FAX (770) 952-2343






                                        Contact:   Richard G. Smith
                                                   Chief Financial Officer
                                                   American Business Products
                                                   (770) 953-8300
FOR IMMEDIATE RELEASE
                                                   Ed Bisno/Theresa Schillero
                                                   Media Contact: Eileen King
                                                   Morgen-Walke Associates, Inc.
                                                   (212) 850-5600

      AMERICAN BUSINESS PRODUCTS EXPANDS SPECIALTY PACKAGING BUSINESS WITH
                       AGREEMENT TO ACQUIRE TEKKOTE CORP.

         Atlanta, GA, March 18, 1999 - American Business Products (NYSE:ABP) today announced that it has signed a definitive agreement to acquire Tekkote Corp., a manufacturer of coated and printed products for use in packaging and related fields. The acquisition will enable ABP to offer a broad line of release liner products used in pressure sensitive applications and packaging. The transaction is consistent with the Company's strategy to pursue accretive acquisitions that expand and strengthen its capabilities in the specialty packaging business. Headquartered in Leonia, New Jersey, Tekkote Corp. generates over $30 million in annual revenue. The acquisition is expected to be completed during the second quarter. The terms of the transaction were not disclosed.

         Larry Gellerstedt, Chairman and Chief Executive Officer of American Business Products, commented, "The addition of Tekkote's product line along with its entrepreneurial management team illustrates our commitment to expand our packaging capabilities. While we have seen reduced demand recently in some of our coating business' more mature markets, Tekkote will give us entry to new growth markets and is expected to be accretive to earnings in its first year. Tekkote has significant proprietary expertise in silicone coating chemistry and narrow web slitting capability, and currently supplies release liners to the packaging industry, including ABP's soft goods packaging company, and other major industries such as health care and building products. We believe that the potential for growth in these markets is significant and that Tekkote will benefit from an association with the other ABP companies."


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         American Business Products, Inc. is a leading supplier of specialty packaging and printed office products. ABP's specialty packaging companies include: Jen-Coat, Inc., a leader in extrusion coating and laminating of packaging and other products; International Envelope Company, the world's largest converter of Tyvek(R) mailers and other soft packages; and Discount Labels, Inc., the largest short-run custom label producer in the U.S. ABP's printed office products business, Curtis 1000 Inc., is a leader in direct-to-user marketing of custom-printed envelopes and labels, digital document services and business forms.

This press release contains certain forward-looking statements, including statements relating to the future financial results of the Company. Caution should be taken in relying upon forward-looking statements in this release because they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties include the Company's ability to successfully integrate and operate Tekkote's business, the Company's ability to identify, evaluate, negotiate, integrate and operate other strategic acquisitions, and conditions and developments in the specialty packaging business and the general economy.

Additional risk factors are detailed in the Company's periodic filings with the Securities and Exchange Commission, including those risks identified in the section captioned, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual report on Form 10-K for the year ended December 31, 1998, which discussion is incorporated in this release by reference.


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